Exhibit 99.1
EARNINGS RELEASE
FOR IMMEDIATE RELEASE

Contact:	William J. Wagner, President and Chief Executive Officer (814) 726-2140 William W. Harvey, Jr., Executive Vice President and Chief Financial Officer (814) 726-2140
Northwest Bancorp, Inc. Announces Quarterly Earnings and Dividend Increase
Warren, Pennsylvania July 23, 2007
Northwest Bancorp, Inc. (NasdaqGS: NWSB) announced net income for the quarter ended June 30, 2007 of $12.3 million, or $0.25 per diluted share. This represents a decrease of $700,000, or 5.4%, over the same quarter last year when net income was $13.0 million, or $0.26 per diluted share. The annualized returns on average shareholders’ equity and average assets for the current quarter were 8.21% and 0.73%, respectively, compared to 8.83% and 0.80% for the same quarter last year. In comparing the operating performance of the current quarter to the preceding quarter which ended March 31, 2007, net income increased $1.0 million, or 8.9%.
Net interest income increased by approximately $600,000, or 1.3%, for the quarter ended June 30, 2007 compared to both the same quarter last year and the quarter ended March 31, 2007. Net interest margin for the quarter ended June 30, 2007 was 3.02% compared to 3.08% for the quarter ended June 30, 2006 and 3.04% for the quarter ended March 31, 2007.
Noninterest income increased $1.2 million, or 11.3%, to $11.4 million for the quarter ended June 30, 2007 from $10.2 million for the quarter ended June 30, 2006. In addition, noninterest income increased $876,000, or 8.4%, from the quarter ended March 31, 2007. All categories of fee income increased as a result of the Company’s continued focus on expanding its fee-producing products and services.
Noninterest expense increased by $2.9 million, or 8.3%, to $37.8 million for the quarter ended June 30, 2007, from $34.9 million for the quarter ended June 30, 2006. This increase was primarily attributable to an increase in compensation and employee benefits which resulted from the employment of additional business development and production-related personnel. Advertising expense increased by $713,000 compared to the same quarter last year as a result of the Company’s extensive marketing campaigns that targeted home equity loans and business banking products. Other increases in noninterest expense were attributed to the overall growth of the Company’s retail network and the expansion of its commercial and wealth management lines of business. Noninterest expense for the quarter was flat compared to the quarter ended March 31, 2007.
The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.22 per share, an increase of $0.02, or 10.0%, over the previous dividend. This dividend will be paid on August 16, 2007 to shareholders of record as of August 2, 2007.

Net income for the six-month period ended June 30, 2007 of $23.6 million, or $0.47 per diluted share, represents a decrease of $5.2 million, or 18.1% compared to net income of $28.8 million, or $0.58 per diluted share, for the six-month period ended June 30, 2006. The prior year figures included an after-tax gain on the sale of education loans of approximately $2.8 million. Excluding this $2.8 million after-tax gain, net income for the six-month period ended June 30, 2007 decreased $2.4 million, or 9.2%.
The annualized returns on average shareholders’ equity and average assets were 7.82% and 0.71%, respectively, for the current six-month period compared to 8.83% and 0.80%, respectively, in the prior year when adjusted for the previously-mentioned gain on sale of education loans.
In making this announcement, William J. Wagner, President and CEO, noted, “We are pleased to report a quarter-over-quarter increase in earnings after having faced earnings declines for several quarters. It appears that most of the negative effects of the prolonged flat yield curve have now been realized and our net interest margin has begun to stabilize. We continue to focus on strengthening our balance sheet and improving our earnings by adding more commercial loans, more consumer loans and more checking accounts. Asset quality remains strong and we are pleased to report positive trends in both delinquency and nonperforming assets while net loan charge-offs for the quarter, when annualized, were only 0.10%. In summary, all significant operating trends improved in the most recent quarter and we remain optimistic regarding the future direction or our Company.”
During the quarter ended June 30, 2007, the Company repurchased 677,700 shares of its stock, for $19.0 million, or an average of $28.02 per share. To date, the Company has repurchased 2,016,400 shares for $50.4 million, or an average of $24.97 per share. Also during the quarter the Company completed its second repurchase program and its Board of Directors approved another repurchase program for an additional one million shares.
On June 22, 2007, the Company completed its previously announced acquisition of Penn Laurel Financial Corporation and its subsidiary, CSB Bank. The acquisition included approximately $230.0 million in assets and five community-banking offices in Clearfield and Elk Counties. The Company anticipates that the acquisition will be immediately accretive both to earnings and to all other significant performance ratios.
Founded in 1896 and headquartered in Warren, Pennsylvania, Northwest Bancorp, Inc., through its subsidiary Northwest Savings Bank, currently operates 166 community-banking offices in Pennsylvania, New York, Ohio, Maryland and Florida. Northwest Savings Bank is a full-service financial institution offering all lines of retail and business banking products as well as investment management and trust services. The Company also operates 51 consumer finance offices in Pennsylvania and New York through its subsidiary, Northwest Consumer Discount Company.

Northwest Bancorp, Inc.’s stock is listed on the NASDAQ Global Select Market. Additional information regarding Northwest Bancorp, Inc. can be accessed on-line at www.northwestsavingsbank.com.

Forward-Looking Statements — This press release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancorp, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans. Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancorp, Inc. and Subsidiaries
Consolidated Statements of Financial Condition
(Dollars in thousands, except per share amounts)

	June 30,	December 31,
	2007	2006
Assets
Cash and cash equivalents	$89,479	99,013
Interest-earning deposits in other financial institutions	148,647	41,387
Federal funds sold and other short-term investments	2,741	13,933
Marketable securities available-for-sale (amortized cost of $734,393 and $770,967)	725,174	767,514
Marketable securities held-to-maturity (market value of $703,679 and $720,515)	704,597	716,967

Total cash, interest-earning deposits and marketable securities	1,670,638	1,638,814

Loans held for sale	11,147	23,390
Mortgage loans — one- to four- family	2,401,342	2,371,010
Commercial real estate loans	823,385	693,982
Consumer loans	1,213,066	1,145,369
Commercial business loans	309,671	216,345

Total loans receivable	4,758,611	4,450,096
Allowance for loan losses	(41,104)	(37,655)

Loans receivable, net	4,717,507	4,412,441

Federal Home Loan Bank stock, at cost	34,518	34,289
Accrued interest receivable	29,327	28,033
Real estate owed, net	6,700	6,653
Premises and Equipment, net	108,280	104,866
Bank owned life insurance	116,389	110,864
Goodwill	171,053	155,770
Mortgage servicing rights	8,107	7,688
Other intangible assets	14,500	9,581
Other assets	21,142	18,816

Total assets	$6,898,161	6,527,815

Liabilities and Shareholders’ equity
Liabilities:
Noninterest-bearing demand deposits	$365,240	317,389
Interest-bearing demand deposits	724,750	677,394
Savings deposits	1,473,134	1,402,345
Time deposits	3,175,132	2,969,622

Total deposits	5,738,256	5,366,750

Borrowed funds	380,569	392,814
Advances by borrowers for taxes and insurance	31,951	22,600
Accrued interest payable	5,633	4,038
Other liabilities	40,066	33,958
Junior subordinated debentures	108,354	103,094

Total liabilities	6,304,829	5,923,254

Shareholders’ equity:
Preferred stock, $0.10 par value: 50,000,000 shares authorized, no shares issued	—	—
Common stock, $0.10 par value: 500,000,000 shares authorized, 51,165,106 and 51,137,227 issued, respectively	5,116	5,114
Paid-in-capital	213,025	211,295
Retained earnings	440,952	425,024
Accumulated other comprehensive loss	(15,405)	(11,609)
Treasury stock of 2,016,400 and 1,107,900 shares, respectively, at cost	(50,356)	(25,263)

Total shareholders’ equity	593,332	604,561

Total liabilities and shareholders’ equity	$6,898,161	6,527,815

Equity to assets	8.60%	9.26%
Book value per share	$12.07	$12.08
Closing market price per share	$26.14	$27.46
Full time equivalent employees	1,799	1,777
Number of banking offices	166	160

Northwest Bancorp, Inc. and Subsidiaries
Consolidated Statements of Income
(Dollars in thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2007	2006	2007	2006
Interest income:
Loans receivable	$76,815	69,187	151,181	140,413
Mortgage-backed securities	7,344	8,456	15,036	15,061
Taxable investment securities	7,887	8,078	15,969	14,774
Tax-free investment securities	3,134	3,286	6,367	6,308
Interest-earning deposits	3,649	2,309	5,868	4,162

Total interest income	98,829	91,316	194,421	180,718

Interest expense:
Deposits	47,120	37,879	91,744	72,967
Borrowed funds	6,338	8,653	12,571	17,107

Total interest expense	53,458	46,532	104,315	90,074

Net interest income	45,371	44,784	90,106	90,644
Provision for loan losses	2,066	2,067	4,072	4,166

Net interest income after provision for loan losses	43,305	42,717	86,034	86,478

Noninterest income:
Service charges and fees	6,509	6,014	12,517	11,721
Trust and other financial services income	1,560	1,349	3,018	2,640
Insurance commission income	752	684	1,244	1,262
Gain on sale of loans, net	150	337	634	4,537
Gain/ (loss) on sale of real estate owned, net	(23)	35	56	124
Income from bank owned life insurance	1,098	1,081	2,167	2,151
Mortgage banking income	462	(68)	719	207
Other operating income	857	775	1,499	1,530

Total noninterest income	11,365	10,207	21,854	24,172

Noninterest expense:
Compensation and employee benefits	20,375	19,582	42,029	39,229
Premises and occupancy costs	5,326	4,934	10,787	10,114
Office operations	3,352	3,241	6,137	6,486
Processing expenses	3,729	2,988	7,280	5,912
Advertising	1,375	662	2,499	1,287
Amortization of intangible assets	878	998	1,781	1,942
Other expense	2,743	2,492	5,141	5,130

Total noninterest expense	37,778	34,897	75,654	70,100

Income before income taxes	16,892	18,027	32,234	40,550
Income taxes	4,592	5,000	8,637	11,711

Net income	$12,300	13,027	23,597	28,839

Basic earnings per share	$0.25	$0.26	$0.48	$0.58

Diluted earnings per share	$0.25	$0.26	$0.47	$0.58

Return on average equity	8.21%	8.83%	7.82%	9.78%
Return on average assets	0.73%	0.80%	0.71%	0.88%

Basic common shares outstanding	49,280,378	49,873,605	49,516,384	49,889,707
Diluted common shares outstanding	49,600,919	50,120,814	49,808,670	50,095,361

Northwest Bancorp, Inc. and Subsidiaries
Supplementary data
(Dollars in thousands)

	Three months		Six months
	ended June 30,		ended June 30,
	2007	2006	2007	2006
Allowance for loan losses
Beginning balance	38,039	34,011	37,655	33,411
Provision	2,066	2,067	4,072	4,166
Charge-offs	(1,427)	(1,786)	(3,517)	(3,612)
Recoveries	307	406	775	733
Acquisitions	2,119	1,982	2,119	1,982

Ending balance	41,104	36,680	41,104	36,680

Net charge-offs to average loans, annualized	0.10%	0.13%	0.12%	0.13%

	June 30,		December 31,
	2007	2006	2006	2005
Non-performing loans	37,870	42,034	40,525	43,016
Real estate owned, net	6,700	4,823	6,653	4,872

Non-performing assets	44,570	46,857	47,178	47,888

Non-performing loans to total loans	0.80%	0.96%	0.91%	0.92%

Non-performing assets to total assets	0.65%	0.71%	0.72%	0.74%

Allowance for loan losses to total loans	0.86%	0.84%	0.85%	0.72%

Allowance for loan losses to non-performing loans	108.54%	87.30%	92.92%	77.70%

Average Balance Sheet
(Dollars in Thousands)
The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

	Three Months Ended June 30,
	2007				2006
				Avg.				Avg.
	Average			Yield/	Average			Yield/
	Balance		Interest	Cost	Balance		Interest	Cost
ASSETS:
Interest earning assets:
Loans receivable (a) (b) (d)	$4,555,680		$77,106	6.78%	$4,270,626		$69,620	6.61%
Mortgage-backed securities (c)	$591,116		$7,343	4.97%	$708,299		$8,456	4.78%
Investment securities (c) (d) (e)	$819,891		$12,203	5.95%	$884,751		$12,664	5.73%
FHLB stock	$33,841		$506	5.98%	$35,823		$470	5.25%
Other interest earning deposits	$274,275		$3,649	5.26%	$198,852		$2,309	4.59%

Total interest earning assets	$6,274,803		$100,807	6.43%	$6,098,351		$93,519	6.20%

Noninterest earning assets (f)	$462,310				$453,663

TOTAL ASSETS	$6,737,113				$6,552,014

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Interest bearing liabilities:
Savings accounts	$810,792		$2,918	1.44%	$912,008		$3,239	1.42%
Now accounts	$700,052		$2,934	1.68%	$670,012		$2,318	1.39%
Money market demand accounts	$628,712		$5,832	3.72%	$565,399		$4,673	3.32%
Certificate accounts	$3,085,152		$35,435	4.61%	$2,827,429		$27,649	3.92%
Borrowed funds (g)	$404,414		$4,574	4.54%	$415,470		$4,769	4.60%
Debentures	$103,556		$1,764	6.74%	$205,156		$3,884	7.49%

Total interest bearing liabilities	$5,732,678		$53,457	3.74%	$5,595,474		$46,532	3.34%

Noninterest bearing liabilities	$405,027				$366,083

Total liabilities	$6,137,705				$5,961,557

Shareholders’ equity	$599,408				$590,457

TOTAL LIABILITIES AND EQUITY	$6,737,113				$6,552,014

Net interest income/ Interest rate spread			$47,350	2.69%			$46,987	2.86%

Net interest earning assets/ Net interest margin	$542,125			3.02%	$502,877			3.08%

Ratio of interest earning assets to interest bearing liabilities	1.09	X			1.09	X

(a)	Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b)	Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c)	Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d)	Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e)	Average balances include Fannie Mae and FHLMC stock.

(f)	Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(g)	Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.

Average Balance Sheet
(Dollars in Thousands)
The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

	Six Months Ended June 30,
	2007				2006
				Avg.				Avg.
	Average			Yield/	Average			Yield/
	Balance		Interest	Cost	Balance		Interest	Cost

ASSETS:
Interest earning assets:
Loans receivable (a) (b) (d)	$4,511,499		$151,908	6.76%	$4,391,607		$141,257	6.54%
Mortgage-backed securities (c)	$606,439		$15,036	4.96%	$646,131		$15,061	4.66%
Investment securities (c) (d) (e)	$849,965		$24,755	5.82%	$830,442		$23,700	5.71%
FHLB stock	$34,004		$1,009	5.93%	$34,388		$779	4.53%
Other interest earning deposits	$220,441		$5,868	5.29%	$184,001		$4,162	4.50%

Total interest earning assets	$6,222,348		$198,576	6.40%	$6,086,569		$184,959	6.15%

Noninterest earning assets (f)	$433,583				$429,265

TOTAL ASSETS	$6,655,931				$6,515,834

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Interest bearing liabilities:
Savings accounts	$808,464		$5,790	1.44%	$919,916		$6,494	1.42%
Now accounts	$682,230		$5,562	1.64%	$661,945		$4,313	1.31%
Money market demand accounts	$617,780		$11,369	3.71%	$572,608		$8,708	3.07%
Certificate accounts	$3,054,985		$69,023	4.56%	$2,803,466		$53,452	3.84%
Borrowed funds (g)	$400,752		$9,069	4.56%	$417,136		$9,488	4.59%
Debentures	$103,326		$3,501	6.74%	$205,156		$7,619	7.39%

Total interest bearing liabilities	$5,667,537		$104,314	3.71%	$5,580,227		$90,074	3.26%

Noninterest bearing liabilities	$385,006				$346,021

Total liabilities	$6,052,543				$5,926,248

Shareholders’ equity	$603,388				$589,586

TOTAL LIABILITIES AND EQUITY	$6,655,931				$6,515,834

Net interest income/ Interest rate spread			$94,262	2.69%			$94,885	2.89%

Net interest earning assets/ Net interest margin	$554,811			3.03%	$506,342			3.12%

Ratio of interest earning assets to interest bearing liabilities	1.10	X			1.09	X

(a)	Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b)	Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c)	Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d)	Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e)	Average balances include Fannie Mae and FHLMC stock.

(f)	Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(g)	Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.